UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2006

MDWERKS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-118155	33-1095411
(Commission File Number)	(IRS Employer Identification Number)

Windolph Center, Suite I
1020 N.W. 6th Street
Deerfield Beach, FL 33442

(Address of Principal Executive Offices)

(954) 389-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On November 9, 2006, we received gross proceeds of $2,375,000 in connection with a financing provided by an unaffiliated accredited institutional investor (the ‘‘Investor’’). In connection with the financing, pursuant to the terms of a Securities Purchase Agreement, we issued a senior secured convertible promissory note to the Investor in the original principal amount of $2,500,000 (a ‘‘Senior Note’’), a five year Series D Warrant to purchase 187,500 shares of our common stock at a price of $2.25 per share and a five year Series E Warrant to purchase 187,500 shares of our common stock at a price of $3.25 per share.

This financing was the second tranche of the financing provided for in the Securities Purchase Agreement and described in our current report on Form 8-K filed on October 23, 2006. The aggregate gross proceeds received from the financing were $4,750,000, and we issued two Senior Notes in the aggregate principal amount of $5,000,000, Series D Warrants to purchase an aggregate of 375,000 shares of our common stock and Series E Warrants to purchase an aggregate of 375,000 shares of our common stock.

As security for our obligations, we, along with our subsidiaries, MDwerks Global Holdings, Inc., Xeni Medical Systems, Inc., Xeni Financial Services, Corp. and Xeni Medical Billing, Corp. entered into a Security Agreement with the Investor, pursuant to which we granted a security interest in all of our assets to the Investor. Our subsidiaries, MDwerks Global Holdings, Inc., Xeni Medical Systems, Inc., Xeni Financial Services, Corp. and Xeni Medical Billing, Corp. are also parties to a Guaranty Agreement pursuant to which they have agreed to unconditionally guaranty our obligations under the Senior Notes and the documents entered into by us in connection the sale of the Senior Notes. We also entered into a Registration Rights Agreement, which was subsequently amended by a Closing Agreement, dated November 9, 2006, pursuant to which we agreed to register for resale, 2,777,778 shares of our common stock into which the Senior Notes are convertible.

The following summary description of the material agreements entered into in connection with the transaction described above is qualified in its entirety by reference to the copies of such material agreements filed as exhibits to this Current Report on Form 8-K.

Securities Purchase Agreement

The Securities Purchase Agreement provided for the sale, in two closings, of (i) an aggregate amount of $5 million principal amount of Senior Notes for which the purchaser paid $0.95 for each $1.00 principal amount of Senior Notes purchased, (ii) five year Series D Warrants to purchase an aggregate of 375,000 shares of our common stock at a price of $2.25 per share and (iii) five year Series E Warrants to purchase an aggregate of 375,000 shares of our common stock at a price of $3.25 per share. The first closing was held on October 19, 2006. The second closing was held on November 9, 2006.

The Securities Purchase Agreement provides to the Investor, for so long as the Senior Notes remain outstanding, a right of first refusal with respect to subsequent placements of equity or equity equivalent securities by us.

Senior Notes

We issued two Senior Notes, each in the principal amount of $2,500,000. The Senior Notes bear interest at the rate of 8% per year, payable monthly in arrears, commencing December 1, 2006. Subject to certain mandatory prepayment provisions and events of default, unpaid principal and interest due under the Senior Note issued at the first closing will become due and payable on October 18, 2009 and unpaid principal and interest due under the Senior Note issued at the second closing will become due and Payable on November 9, 2009. The Senior Notes are convertible, at the option of the holder, into shares of our common stock at a price of $2.25 per share (the ‘‘Conversion Price’’), subject to adjustment for stock splits, stock dividends, or similar transactions, sales of our common stock at a price per share below the Conversion Price or the issuance of convertible securities or options or warrants to purchase shares of our common stock at an exercise price or conversion price that is less than the Conversion Price.

The Senior Notes provide for optional redemption by us at a redemption price equal to 110% of the face amount redeemed plus accrued interest.

Events of default will result in a default rate of interest of 15% per year, and the holder may require that such holder's Senior Note be redeemed at the Event of Default Redemption Price (as defined in the Senior Notes). The Event of Default Redemption Price includes various premiums depending on the nature of the event of default

The Senior Notes also provide that in the event of a Change of Control (as defined in the Senior Note), the holder may require that such holder’s Senior Note be redeemed at the Change of Control Redemption Price (as defined in the Senior Notes). The Change of Control Redemption Price includes certain premiums in the event the Senior Notes are redeemed in the event of a Change of Control.

Series D Warrants

We issued two Series D Warrants, each of which is exercisable for 187,500 shares of our common stock. The Series D Warrants are exercisable at a price of $2.25 per share for a period of five years from the date of issuance. The Series D Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series D Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series D Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series D Warrants.

Series E Warrants

We issued two Series E Warrants, each of which is exercisable for 187,500 shares of our common stock. The Series E Warrants are exercisable at a price of $3.25 per share for a period of five years from the date of issuance. The Series E Warrants may be exercised on a cashless basis. The exercise price will be subject to adjustment in the event of subdivision or combination of shares of our common stock and similar transactions, distributions of assets, issuances of shares of common stock with a purchase price below the exercise price of the Series E Warrants, issuances of any rights, warrants or options to purchase shares of our common stock with an exercise price below the exercise price of the Series E Warrants, issuances of convertible securities with a conversion price below the exercise price of the Series E Warrants.

Security Agreement

We, along with our subsidiaries MDwerks Global Holdings, Inc., Xeni Medical Systems, Inc., Xeni Financial Services, Corp. and Xeni Medical Billing, Corp., entered into a Security Agreement with the Investor. The Security Agreement provides for a lien in favor of the Investor on all of our assets, including the assets of each of our subsidiaries.

Guaranty Agreement

Our subsidiaries, MDwerks Global Holdings, Inc., Xeni Medical Systems, Inc., Xeni Financial Services, Corp. and Xeni Medical Billing, Corp. entered into a Guaranty Agreement with the Investor, pursuant to which they have agreed to unconditionally guaranty our obligations under the Senior Notes and the documents entered into by us in connection the sale of the Senior Notes.

Registration Rights Agreement

We entered into a Registration Rights Agreement with the Investor. The Registration Rights Agreement, as amended by a Closing Agreement entered into at the closing on November 9, 2006, requires us to file a registration statement covering the resale of 2,777,778 shares of our common stock underlying the Senior Notes within 45 calendar days after the closing date. We are required to cause such registration statement to become effective on or before the date which is 105 calendar days after the closing date. In addition to it being an event of default under the Senior Notes, if we fail to file such registration statement in the time frame required, fail to cause it to become effective in the time frame required, or fail to maintain the effectiveness of the registration statement as required by the Registration Rights Agreement, the exercise price of the Series D and the Series E Warrants will immediately be reduced by $0.25 per share and then reduced by an additional $0.10 per share for each thirty day period thereafter that the registration statement is not filed or effective, as the case may be, up to a maximum reduction of $0.65.

Item 3.02    Unregistered sales of Equity Securities.

Item 1.01 above is incorporated into this Item 3.02 by reference.

Investor is an ‘‘accredited investor,’’ as defined in Regulation D under the Securities Act of 1933, as amended, or the Securities Act. None of the Senior Notes, the Series D Warrants, the Series E Warrants or the shares of our common stock underlying such securities were registered under the Securities Act, or the securities laws of any state and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

We made this determination based on the representations of the Investor, which included, in pertinent part, that the Investor is an ‘‘accredited investor’’ within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that the Investor was acquiring the Senior Notes, the Series D Warrants and the Series E Warrants for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution, and that Investor understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Thus, the Senior Notes, the Series D Warrants and the Series E Warrants and shares of common stock underlying such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed as part of this report:

Exhibit No ..	Description
4.1	Securities Purchase Agreement by and between Investor and MDwerks, Inc.*
4.2	Form of Class D Warrant to purchase shares of Common Stock at a price of $2.25 per share*
4.3	Form of Class E Warrant to purchase shares of Common Stock at a price of $3.25 per share*
4.4	Form of Senior Secured Convertible Note*
4.5	Registration Rights Agreement between MDwerks, Inc. and Investor*
10.1	Guaranty issued to Investor by Xeni Financial Services, Corp., Xeni Medical Billing, Corp., MDwerks Global Holdings, Inc. and Xeni Medical Systems, Inc.*
10.2	Security Agreement by and among Investor, MDwerks, Inc., Xeni Financial Services, Corp., Xeni Medical Billing, Corp., MDwerks Global Holdings, Inc. and Xeni Medical Systems, Inc.*
10.3	Closing Agreement, dated November 9, 2006, between Investor and MDwerks, Inc.

*	Previously filed as an exhibit to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MDWERKS, INC.

Dated:   November 13, 2006                                                                    By: /s/ Howard B. Katz

Howard B. Katz Chief Executive Officer

Exhibit Index

Exhibit No.	Description
4.1	Securities Purchase Agreement by and between Investor and MDwerks, Inc.
4.2	Form of Class D Warrant to purchase shares of Common Stock at a price of $2.25 per share
4.3	Form of Class E Warrant to purchase shares of Common Stock at a price of $3.25 per share
4.4	Form of Senior Secured Convertible Note
4.5	Registration Rights Agreement between MDwerks, Inc. and Investor
10.1	Guaranty issued to Investor by Xeni Financial Services, Corp., Xeni Medical Billing, Corp., MDwerks Global Holdings, Inc. and Xeni Medical Systems, Inc.
10.2	Security Agreement by and among Investor, MDwerks, Inc., Xeni Financial Services, Corp., Xeni Medical Billing, Corp., MDwerks Global Holdings, Inc. and Xeni Medical Systems, Inc.
10.3	Closing Agreement, dated November 9, 2006, between Investor and MDwerks, Inc.